W W CAPITAL CORPORATION
                               11990 Grant Street
                                    Suite 400
                           Northglenn, Colorado 80233

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 24, 1997

     The Annual Meeting of the Stockholders of W W Capital Corporation (the "Company") will be held at the corporate offices, 11990 Grant Street, Suite 202, Northglenn, Colorado, on the 24th day of January 1997, at 10:00 o'clock A.M., local time, for the purpose of considering and acting upon the following matters:

     1. To elect five directors to hold office for the ensuing year and until their successors are elected and qualified;

     2. To approve Miller and McCollom as auditors for the Company for the ensuing year; and

     3. To transact such other business as may properly come before the meeting or any adjournment.

     The Company's annual report for the year ended June 30, 1996 will have been mailed to all stockholders of record at the close of business on December 10, 1996.

     The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on December 10, 1996 will be entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors
                                   Mickey J. Winfrey, Secretary


Northglenn, Colorado
December 10, 1996

     You are cordially invited to come early so that you may meet informally with management and Board nominees. The meeting room will be open from 9:00 o'clock A.M. until the meeting time at 10:00 o'clock A.M.

                                 IMPORTANT

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

                             W W CAPITAL CORPORATION
                               11990 Grant Street
                                    Suite 400
                           Northglenn, Colorado 80233





              The approximate mailing date of this Proxy Statement
                              is December 13, 1996





                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 24, 1997

     The accompanying proxy is furnished by W W Capital Corporation (the "Company") in connection with the solicitation by the Board of Directors and may be revoked by the stockholder at any time before it is voted by giving a written notice to the Secretary of the Company, by executing and delivering a proxy with a later date, or by personal withdrawal of the proxy prior to or at the meeting. The expense of this solicitation is to be borne by the Company and the Company will reimburse persons holding stock in their names or in the names of their nominees, for their expenses in sending proxies and proxy materials to their principals.

     The Company had issued and outstanding 5,540,661 shares of common stock, par value $0.01 per share, as of December 10, 1996, the date the stockholders of record entitled to vote at the meeting was determined (the "Record Date"). Each share of common stock entitles the holder thereof to one vote per share on all matters acted upon at the Annual Meeting. Neither the Articles of Incorporation nor the Bylaws of the Company provide for cumulative voting.

                      PRINCIPAL HOLDERS OF SECURITIES

     The following table sets forth as of December 10, 1996, the ownership of the Company's common stock by each director of the Company, by each person who is known by the Company to be the beneficial owner of more than 5% of the Company's common stock, and by the officers and directors of the Company as a group:

Name and Address of                         Amount and Nature of   Percent of Class
Beneficial Owner(1                         Beneficial Ownership(2) of Common Stock
------------------                         ----------------------    -------------
Steve D. Zamzow ...........................     117,103(3)            1.99%
4112 Sherman Court
Ft. Collins, CO  80525

Millard T. Webster ........................     271,469(4)            4.60%
2321 Hart Avenue
Dodge City, KS   67801

Thomas W. Hemphill ........................     100,500(5)            1.87%
615 30th West
Eugene, OR  97405

David L. Patton ...........................     986,986(6)           16.70%
1003 Central
Dodge City, KS   67801

Edward J. Wade ............................     221,684(7)            3.75%
10918 East 13th Street
Wichita, KS   67206

James H. Alexander ........................           *                 *
762 Owl Court
Louisville, CO   80027

Loyd T. Fredrickson                             236,900               4.02%
2728 Northwest 62nd
Oklahoma City, OK  73112

All officers and directors ................   2,013,118(8)           34.11%
as a group (9 persons) (See
Footnotes 1 through 9)

Apex Realty Investments, Inc. .............     328,241(9)            5.56%
c/o Nicholas L. Scheidt
PO Box 33724
Northglenn, CO 80233-0724

Jim D. Lawler .............................     290,908               4.93%
R.R .......................................
Paxton, NE   69155


     (1) The business address of all officers and directors is 11990 Grant Street, Suite 400, Northglenn, Colorado 80233.

     (2) "Beneficial ownership" is deemed to include shares for which an individual, directly or indirectly, has voting or investment power, or both, and shares subject to options exercisable within 60 days of the date hereof.

     (3) Includes 116,666 shares subject to incentive stock options which are exercisable within sixty days of the date hereof.

     (4) Includes 15,000 shares subject to incentive stock options which are exercisable within sixty days of the date hereof.

     (5) Includes 45,500 shares subject to non-qualified stock options which are fully vested and exercisable.

     (6) Includes 582,811 shares held in joint tenancy with Mr. Patton's wife, 900 shares held in a trust in which Mr. Patton has the right to vote and 37,500 shares subject to non- qualified stock options which are fully vested and exercisable.

     (7) Includes 30,000 shares subject to non-qualified stock options which are fully vested and exercisable.

     (8) Includes 281,016 shares subject to stock options which are fully vested and exercisable.

     (9) Includes 5,000 shares subject to non-qualified stock options which are fully vested and exercisable.


                           ELECTION OF DIRECTORS

     The Bylaws of the Company provide that members of the Board of Directors shall be elected at the Annual Stockholders' Meeting. All directors of the Company are elected for a term of one year and hold office until the next annual meeting of the stockholders.

     The following nominees of the Company for the Board of Directors are all currently serving on the Board with terms expiring at the Annual Stockholders' Meeting in 1996 and have been nominated for reelection to the Board to serve until the Annual Stockholders' Meeting in 1997.

                                                             Year Became
Name                Position(s)                   Age          Director
----                -----------                   ---          --------
David L. Patton     Chairman of the Board         65             1991
Steve D. Zamzow     Director, President, and      48             1993
                    Chief Executive Officer
Millard T. Webster  Director                      47             1988
James H. Alexander  Director                      58             1996
Loyd T. Fredrickson Director                      78             1996  Nominee

     DAVID L. PATTON age 65, was elected to the Board of Directors of the Company in December 1991, and Chairman of the Board in December 1993. Mr. Patton is a partner with the law firm of Patton, Kerbs & Hess in Dodge City, Kansas. Mr. Patton was a founder of Titan Industries, Inc.,which is currently operated as a wholly-owned subsidiary of the Company.

     STEVE D. ZAMZOW age 48, joined the Company in 1991 and was elected as the Company's Chief Financial Officer in June 1992, President and Chief Executive Officer in December 1993 and elected as a Director in December 1993 by the shareholders. From 1976 to 1991, Mr. Zamzow owned numerous companies and was a financial consultant for various companies. Mr. Zamzow has been Vice President for a steel company and has worked extensively in business workouts. From 1971 to 1974, Mr. Zamzow was employed by Peat, Marwick, Mitchell & Co. as an auditor. Mr. Zamzow received his accounting degree from the University of Nebraska.

     MILLARD T. WEBSTER age 47, became a Director of the Company in 1988 and has been employed by the Company's subsidiary, W-W Manufacturing Co., Inc. since 1962. Mr. Webster has occupied the positions of piecework production foreman, production manager, and Vice President and President of the Company's subsidiary, W-W Manufacturing Co., Inc. Mr. Webster is currently a Vice President for the Company's subsidiary, W-W Manufacturing Co., Inc. Mr. Webster graduated from Evangel College, Springfield, Missouri in 1970 with a bachelor's degree in business administration. Mr. Webster is the brother of Mickey J. Winfrey, Executive Vice President-Administration, Secretary and Treasurer of the Company.

     JAMES H. ALEXANDER, age 58, was elected to the Board of Directors of the Company in November 1996. Since 1992, Mr. Alexander has been a member of the Board of Directors of Zykronix, Inc. and presently is the Chief Operating
Officer. Mr. Alexander is also an independent real estate broker for TDI Property Brokers. From April 1992, to November 1992, Mr. Alexander was a member of a management team of a venture capital firm which funded a satellite communications company. Mr. Alexander is the founder of T.D.I., Inc., a corporation engaged in consulting, fund raising, acquisitions and mergers of hi-tech firms. Mr. Alexander has taken courses leading toward Bachelor of Science Degree in Business Administration from Rollins College.

     LOYD T. FREDRICKSON, age 78, has been nominated to become a Director of the Company. Former president and owner of Wholesale Pump & Supply, Inc. for over 30 years prior to its purchase by the Company's Titan Industries, Inc., wholly owned subsidiary of W W Capital Corporation, in October 1994. From 1968 to 1982, Mr. Fredrickson also owned and operated Southern Midwest, Inc., which company was engaged in the construction and lease trucking businesses. From October 1984 to November 1996, he served as a consultant to the water and environmental products division of Titan Industries. Mr. Fredrickson is presently employed by North American Compressor Corporation, an Oklahoma City-based manufacturer of high pressure breathing air compressors.

     The Company does not have a standing audit, compensation and nominating committee.

     The Board of Directors unanimously approved the above-named nominees for director and recommends a vote "for" their election.

                       ATTENDANCE AT BOARD MEETINGS

     During the fiscal year ended June 30, 1996, the Board of Directors held four meetings of which all directors attended at least 75% of the Board meetings.

                            EXECUTIVE OFFICERS

     The officers of the Company are elected at the Board of Directors' annual organizational meeting immediately following the Annual Stockholders' Meeting. Such officers hold office until their successors are chosen and qualified or until their death, resignation or removal. The current officers of the Company are as follows:

Name                Position(s)              Age       Year Became Officer

Steve D. Zamzow     President, Chief         48             1992
                    Executive Officer and
                    Director

Mickey J. Winfrey   Vice President-          41             1988
                    Administration,
                    Secretary and
                    Treasurer

Robert W. Claar     Chief Financial          43             1994
                    Officer

     STEVE D. ZAMZOW joined the Company in 1991 and was elected as the Company's Chief Financial Officer in June 1992, President and Chief Executive Officer in December 1993 and elected as a Director in December 1993 by the shareholders. From 1976 to 1991, Mr. Zamzow owned numerous companies and was a financial consultant for various companies. Mr. Zamzow has been Vice President for a steel company and has worked extensively in business workouts. From 1971 to 1974, Mr. Zamzow was employed by Peat, Marwick, Mitchell & Co. as an auditor. Mr. Zamzow received his accounting degree from the University of Nebraska.

     MICKEY J. WINFREY became Vice President-Administration, Secretary and Treasurer of the Company in 1988. Ms. Winfrey had been employed by the Company's subsidiary, W-W Manufacturing Co., Inc., from 1973 to 1990, where she has held positions as secretary/receptionist, payroll clerk, head of personnel and office manager. Ms. Winfrey is the sister of Millard T. Webster, a director of the Company.

     ROBERT W. CLAAR joined the Company in June 1994 and was elected as the Company's Chief Financial Officer. Mr. Claar graduated from the University of Nebraska and has spent sixteen years in public accounting and was an audit partner for eight of those years. Mr. Claar has had extensive SEC reporting experience, as well as experience in serving manufacturing and distribution clients. Prior to entering public accounting, Mr. Claar owned and operated his own business in Central Nebraska.

                          EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid or accrued during the fiscal year ended June 30, 1994, 1995 and 1996 to the Company's Chief Executive Officer. No other executive officer received cash in excess of $100,000

                        Summary Compensation Table

                             Annual Compensation
           _____________________________________________________

                                                              Other
                                                              Annual      All Other
Name and Principal Position  Year     Salary       Bonus   Compensation Compensation
---------------------------  ----     ------       -----   ------------  -----------
Steve D. Zamzow, .........   1996   $119,166   $ 8,526 (b)   $  --     $ 2,284 (a)
President, Chief Executive   1995    110,000    17,000 (b)      --      19,024 (a)
Officer and Director .....   1994     81,766            --      --         --

     (a)              Includes accrued vacation and compensated absences earned in prior years and paid during June 30, 1995, and 1996 respectively.

     (b)              Bonus amount earned prior to 1994 and paid during subsequent years.

Option Grants in Fiscal Year 1996

     During the fiscal year ended June 30, 1996, the Company did not grant stock options to the executive officers.

Aggregated Option Exercises in Fical Year 1996

     The following table sets forth for the executive officer named in the Summary Compensation Table, information concerning each exercise of stock options during the fiscal year ended June 30, 1996 and the value of the unexercised stock options at June 30, 1996.

              Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-End Option Values

                                           Number of Securities   Value of Unexercised
                                               Underlying Unex-      In-the-Money
                         Shares                ercised  Options      Options at
                         Acquired              at June 30, 1995    June 30, 1995
                         on         Value          Exercisable/      Exercisable/
Name                     Exercise  Realized (1)   Unexercisable    Unexercisable(1)
----                     --------  ------------   -------------    ----------------
Steve D. Zamzow          ---            ---         116,666 (E)      $     ---
  President,  Chief      ---            ---          33,335 (U)      $     ---
   Executive Officer
   and Director

     (1) The option exercise price exceeded the fair market value of the underlying common stock on June 30, 1995.

                          DIRECTORS' COMPENSATION

     Members of the Board of Directors are reimbursed for all reasonable expenses incurred in connection with their attendance at directors' and committee meetings. Members of the Board of Directors, who are not employees of the Company or its subsidiaries, receive $100 for each Board meeting attended. Additionally, the Company grants automatic, non- discretionary stock options to purchase up to 10,000 shares of common stock to each of its non-employee directors annually. This amount is prorated based on the number of Board of Director meetings each director attended in the previous fiscal year.

                       TRANSACTIONS WITH MANAGEMENT

     On June 30, 1989, W-W Land & Cattle, a partnership owned by Millard T. Webster, a director of the Company, Mickey J. Winfrey, an officer of the Company and Terry L. Webster, a brother of Mr. Millard T. Webster and Ms. Winfrey, executed a promissory note for the amount of $96,424 in favor of the Company's subsidiary, W-W Manufacturing Co., Inc. Interest was payable annually at 9% per annum and the principal was due on demand. On June 30, 1993, Ms. Winfrey satisfied her obligations under this note by paying to the Company the amount of $11,361. As of June 30, 1995, $23,028 remained payable under this note by Millard T. Webster and Terry L. Webster.

     The Company currently leases its manufacturing facility in Dodge City, Kansas from Murle F. Webster, father of Millard T. Webster and Mickey J. Winfrey. This lease requires a monthly rental payment of $5,000. This lease expired on December 31, 1994, however, it has continued on a month to month basis. During the fiscal year ended June 30, 1995, $60,000 was paid by the Company under the lease.

     Millard T. Webster, a director of the Company, Mickey J. Winfrey, an officer of the Company, and Terry L. Webster, have each executed a promissory note in favor of the Company for the amount of $58,333. Each note bears interest at 9% per annum, are payable in monthly installments of $767 and are due to be paid in full by September 30, 1997. Murle F. Webster, lessor of the Company's manufacturing facility, has executed an assignment of monthly rent back to the Company under each of these notes.

     On October 26, 1992, the Company, through its wholly-owned subsidiaries, W-W Manufacturing Co., Inc. ("W-W Manufacturing"), and Eagle Enterprises, Inc. ("Eagle"), entered into an exclusive two year initial term sales and marketing agreement with Agri-Sales Associates, Inc. ("Agri-Sales") to market the
Company's products throughout the United States. Jerry R. Bellar, a 4.1% stockholder of the Company, is President and a majority stockholder of Agri-Sales. In conjunction with the cancellation of the agreements, the Companies owed Agri-Sales approximately $164,863 which was increased to $180,000 under a proposed settlement of a lawsuit between the Company and Agri-Sales (see "Legal Proceeding" for additional information).

     On October 26, 1993, the Company acquired all of the outstanding stock of Eagle in exchange for 325,000 shares of its common stock. Eagle was owned by Jerry R. Bellar, who is now a 4.1% stockholder of the Company. As a result of the acquisition of Eagle, the Company acquired a note payable to Mr. Bellar. On January 24, 1994, Eagle agreed to become a co-borrower with Mr. Bellar. Said note was used to refinance Eagle's note payable to him in the amount of $119,847. This note was paid in-full in January 1996.

     At June 30, 1996, the Company has a receivable form Agri-Sales and/or Jerry Bellar in the amount of $132,221. This balance represents accounts due to the
Company  relating  to  the  March  Group,   Inc.  law  suit  and  Liberty  Metal
Fabrication,   Limited   lawsuit   (see  "Legal   Proceeding"   for   additional
information).

                             LEGAL PROCEEDINGS

     In April, 1994, W-W Manufacturing and Eagle sent written notice to Agri-Sales that the Companies will not renew their sales and marketing agency agreement with Agri-Sales when the two year initial contract term expired on October 26, 1994. Agri-Sales informed the Company that under the contract, W-W Manufacturing and Eagle can not terminate the sales and marketing agreement until May 26, 1995. On October 5, 1994, the Company filed a lawsuit in the Sixteenth Judicial District, Ford County, Kansas, asking the Court for declaratory judgement and a preliminary injunction against Agri-Sales to resolve the issue. On October 10, 1994, Agri-Sales filed an answer and made application for a temporary injunction against the Company. On October 20, 1994, the District Judge denied Agri-Sales application for a temporary injunction against the Company. Additionally, Agri-Sales has filed a counter claim for relief estimating damages of $500,000 to $600,000 for the commissions Agri-Sales would have earned for the period October 26, 1994 to April 26, 1995, (the date Agri-Sales contends that the contract will expire) and actual damages of $475,206. Management is confident the court will decide that the contracts did expire on October 26, 1994 and the actual amounts due Agri-Sales based upon the Company's calculation, which had been recorded in the accompanying financial statements, are substantially less than the amounts claimed. This case is in discovery and the Company's legal counsel is unable to express an opinion on the outcome of this case. The Company has been negotiating with Agri-Sales to settle this law suit. The Company has offered to pay $180,000, with $30,000 due upon final judgment of the March Group, Inc. law suit discussed below, with the remaining balance payable in semi annual payment of $25,000 until paid in-full, with zero interest.

     On December 22, 1992, The March Group, Inc. (The March Group) filed a lawsuit against Eagle and its former shareholders, Jerry R. Bellar (Bellar) and James Buford (Buford). The March Group alleges that Eagle, Bellar and Buford breached a listing contract to sell Eagle and has requested damages of $169,596 (Count I). The March Group has also sued the Company for breach of a separate agreement which the Company had made with The March Group promising to direct all inquiries it had regarding the purchase of Eagle through The March Group and is seeking damages of $169,596 (Count II). Additionally, The March Group is requesting damages against Eagle, Bellar and the Company under a specific Tennessee statute which would allow The March Group three times its proven actual damages of $508,788 (Count III).

     On May 6, 1994, the Chancery Court, for the State of Tennessee, entered an order requiring Eagle to pay the March Group $169,596 under Count I and ruled in favor of defendants on Counts II and III. On June 7, 1995 the court of appeals reversed the decision that Eagle had to pay $169,596. The case (Count I) has been remanded back to trial court for trial. The court of appeals affirmed the decision of the trail court on Count II and III in favor of the Company. After the Court of Appeals decision, Eagle filed an application for review to the Tennessee Supreme Court asking it to reconsider the Court of Appeals decision rejecting Eagle's claim that plaintiff violated the Tennessee Real Estate Broker Licensing Act, thus forfeiting any fee under the listing contract. Trial of the remanded case to the trial court will not begin until such time as the Tennessee Supreme Court has decided whether to grant Eagle's application for review. To date, the Tennessee Supreme Court has not issued its decision.

     At the closing of the sale of Eagle, the Company agreed to pay $50,000 of the projected fee due the March Group under its listing agreement, which is recorded in the financial statements. Under the terms of the Eagle sale agreement, Bellar agreed to indemnify the Company for undisclosed liabilities after applying a $10,000 deductible. Bellar has acknowledged that his indemnification obligations require him to pay Eagle for all damages in excess of $50,000 awarded to the March Group under Count I. The remaining amount due the March Group ($119,596) and the receivable from Bellar have not been recorded on the financial statements.

     At the time Eagle was purchased, Eagle was a defendant in a lawsuit filed by Liberty Metal Fabrications, Limited (Liberty Metals) in the State of Kentucky. The claims against Eagle relate prior to the acquisition of Eagle (October 26, 1992) by the Company. Liberty Metals was claiming approximately
$91,000 from Eagle. The Company settled the claim by paying $18,000 and returning certain equipment to Liberty Metals.

     Additionally, it is Management's opinion that any amounts paid to Liberty Metals, by Eagle, should be indemnified by Bellar. It was indicated during the purchase of Eagle that Eagle's exposure in the Liberty Metals case was "at worst a wash-out". Bellar denies that Liberty Metals is covered under the indemnification agreement.

     Daniel R. Beaton and Rocky Mountain Realty, Inc ("Beaton") has filed a law suit in the District Court, County of Adams, State of Colorado against W W Capital Corporation. Beaton is asserting a claim against the Company for a claimed real estate commission in the amount of $87,218 plus interest and attorney fees due from the Company's sale of certain real property located in Grand County Colorado, pursuant to a listing agreement. The Company's position is that the listing agreement was intended to exclude any buyer that was referred to the Company through several listed individuals. The Company settled this lawsuit by paying Beaton $3,500.

                       COMPLIANCE WITH 16(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with exception of five reports covering transactions made was filed late by Messr. David L. Patton, a greater than 10% stockholder of the Company.

                           ELECTION OF AUDITORS

     The stockholders are being asked to elect Miller and McCollom, Independent Certified Public Accountants, as auditors for the Company for the fiscal year ending June 30, 1997.

     The audit for the Company for the year ended June 30, 1996, was conducted by Miller and McCollom. A representative of such firm is expected to be present at the Annual Meeting of Shareholders' to answer appropriate questions, but does not intend to make a statement.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" THE ELECTION OF MILLER AND MCCOLLOM AS AUDITORS FOR THE
1997 FISCAL YEAR.

                               VOTE REQUIRED

     The five nominees for election as directors at the Annual Meeting of Stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's common stock will become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the Company's common stock is necessary to elect Miller and McCollom as auditors for the Company.

     Under Nevada Law and the Company's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "for," "against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the second and third proposals, and the total number of votes cast "for" any of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the matter, even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

                          MANNER IN WHICH PROXIES
                               WILL BE VOTED

     The Company proposes to vote management proxies and all unmarked proxies for approval of the election of each of the five nominees to the Board for the terms set forth in this Proxy Statement. In the event that any nominee is not available to serve as a director at the time of the election, which the Company has no reason to anticipate, proxies may be voted for such substitute nominee as the Company may propose.

     The Company further proposes to vote the proxies for the election of Miller and McCollom, as auditors for the ensuing fiscal year.

     The Board knows of no other matter to be presented at the meeting, However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matters. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Moreover, it is important that the proxies be returned promptly.

                         PROPOSAL OF STOCKHOLDERS

     Proposals of stockholders to be presented at the at the Company's 1997 annual meeting must be received by the Company's Secretary at the Company's executive office no later than 5:00 p.m. July 12, 1997 for inclusion in next year's Proxy Statement.


                                   By Order of the Board of Directors
                                   Mickey J. Winfrey, Secretary

Northglenn, Colorado
December 10, 1996
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                             WW CAPITAL CORPORATION
               11990 Grant Street, Suite 400, Northglenn, CO 80233 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David L. Patton, Steve D. Zamzow and Mickey
J. Winfrey as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of WW Capital Corporation, as held of record by the undersigned on December 10, 1996, at the annual meeting of stockholders to be held on January 24, 1997, or any adjournment thereof.

1.   ELECTION OF DIRECTORS

___      FOR all nominees listed below (except as marked to the contrary below)
___      WITHHOLD AUTHORITY to vote for all nominees listed below

David L. Patton           Steve D. Zamzow              Millard T. Webster
           James H. Alexander            Glenn A. Mull

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

_____________________________________________________________________________

     2. PROPOSAL to elect Miller and McCollom as the independent Certified Public Accountants of the corporation.

       ___ FOR                      ___ AGAINST                  ___ ABSTAIN

                         (Continued on reverse side)

                        (Continued from other side)

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I & 2.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                Date: ___________________________  , 199_______


                                _______________________________________________
                                                  Signature

                                _______________________________________________
                                           Signature if held jointly

                         If a corporation, please sign in full corporate name by
                    President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Please mark, sign, date and return this proxy promptly by using the enclosed envelope.
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